(n)(1)(i)

AMENDED SCHEDULE A

to the

THIRTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SEPARATE PORTFOLIOS TRUST

Funds		Classes of Shares
	A	I	R	R6	W
Voya Investment Grade Credit Fund	√	√	N/A	√	√

Voya Securitized Credit Fund	√	√	N/A	√	√

Voya Target In-Retirement Fund	√	√	√	√	N/A

Voya Target Retirement 2030 Fund	√	√	√	√	N/A

Voya Target Retirement 2035 Fund	√	√	√	√	N/A

Voya Target Retirement 2040 Fund	√	√	√	√	N/A

Voya Target Retirement 2045 Fund	√	√	√	√	N/A

Voya Target Retirement 2050 Fund	√	√	√	√	N/A

Voya Target Retirement 2055 Fund	√	√	√	√	N/A

Voya Target Retirement 2060 Fund	√	√	√	√	N/A

Voya Target Retirement 2065 Fund	√	√	√	√	N/A

Voya Target Retirement 2070 Fund	√	√	√	√	N/A

Schedule A Last Amended: August 8, 2025, to reflect the removal of Voya Target Retirement 2025 Fund.

AMENDED SCHEDULE B

to the

THIRTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SEPARATE PORTFOLIOS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds		Classes of Shares
	A	I	R	R6	W
Voya Investment Grade Credit Fund	0.25%	N/A	N/A	N/A	N/A

Voya Securitized Credit Fund	0.25%	N/A	N/A	N/A	N/A

Voya Target In-Retirement Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2030 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2035 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2040 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2045 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2050 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2055 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2060 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2065 Fund	0.25%	N/A	0.50%	N/A	N/A

Voya Target Retirement 2070 Fund	0.25%	N/A	0.50%	N/A	N/A

Schedule B Last Amended: August 8, 2025, to reflect the removal of Voya Target Retirement 2025 Fund.